Exhibit 99.1
October 21, 2003

Lisa Capps
Investor Relations
WFS Financial
Phone: (949) 727-1002
Email: Investor_Relations@WFSFinancial.com

WFS Financial Reports Record Third Quarter Net Income

•	Net income rose to a record $75.6 million for the quarter

•	Earnings per share increased to a record $1.84 for the quarter

•	Sold $1.7 billion of automobile contracts to parent for an $18.7 million cash gain on sale

•	Delinquencies declined 73 basis points to 2.70% at end of the quarter

•	Credit losses improved 15 basis points to 2.58% for the third quarter

Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) today reported that net income increased to a record $75.6 million for the third quarter of 2003 compared with $23.3 million for the same period a year ago. Earnings per diluted share rose to a record $1.84 for the third quarter of 2003 compared with $0.57 for the same period a year earlier. For the nine months ended September 30, 2003, net income increased to a record $134 million or $3.26 per diluted share compared with $64.1 million or $1.62 per diluted share for the same period a year earlier.

During the quarter, WFS sold $1.7 billion of automobile contracts on a whole loan basis to a subsidiary of WFS’ ultimate parent company, Westcorp, at a price of 103%. As a result, WFS Financial recorded a cash gain on sale of $18.7 million and reduced its allowance for credit losses commensurate with the amounts of the contracts sold.

“This sale enhances our ability to efficiently grow our business,” said Tom Wolfe, CEO of WFS Financial. “Overall net income improved, even without the benefit of the sale, as a result of improved asset quality trends and higher automobile origination growth. Originations from our national dealer relationships and newer geographic markets contributed to this growth. Additionally, overall used car sales improved this quarter, which also contributed to our growth. Our improved credit loss experience this quarter reflects our continued shift towards a higher concentration of prime credit quality originations and some stabilization of the used car market.”

Automobile contract purchases totaled $1.7 billion for the third quarter of 2003, a 17% increase from the same period a year earlier. For the nine months ended September 30, 2003, automobile contract purchases totaled $4.6 billion compared with $4.2 billion a year ago. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts reached $10.5 billion at September 30, 2003, up from $9.3 billion a year ago.

Annualized credit loss experience for the third quarter improved 15 basis points to 2.58% of average managed automobile contracts compared with 2.73% for the same period a year ago. For the nine months ended September 30, 2003, annualized credit loss experience was 2.59% compared with 2.56% for the same period a year earlier. The percentage of outstanding automobile contracts 30 days or more delinquent improved 73 basis points to 2.70% at September 30, 2003 compared with 3.43% for the same period a year ago.

Net interest income increased 27% to $157 million for the three months ended September 30, 2003 compared with $124 million for the same period a year ago. For the nine months ended September 30, 2003, net interest income grew 34% to $454 million compared with $338 million for the same period a year earlier. Net interest margin for the three months ended September 30, 2003 was 5.98% compared with 5.85% for the same period a year earlier. For the nine months ended September 30, 2003, net interest margin was 5.99% compared with 6.41% for the same period a year ago. Net interest income increased as more automobile contracts were held on the balance sheet offset by narrower net interest margins as the Company continues to shift its portfolio to a higher percentage of prime credit quality automobile contracts.

Provision for credit losses totaled $24.6 million for the three months ended September 30, 2003 compared with $63.1 million for the same period a year ago. The decline in provision for credit losses is the result of reducing the allowance for credit losses for the $1.7 billion of automobile contracts sold. For the nine months ended September 30, 2003, provision for credit losses totaled $164 million compared with $163 million for the same period a year earlier. The allowance for credit losses as a percentage of owned automobile contracts outstanding was 2.8% at September 30, 2003 compared with 2.6% for the same period a year earlier.

Total noninterest income, which includes the cash gain on sale and other automobile servicing related fee income, increased 65% to $49.9 million for the three months ended September 30, 2003 compared with $30.2 million for the same period a year earlier. The increase was primarily the result of WFS selling $1.7 billion of automobile contracts to its parent for a cash gain. For the nine months ended, September 30, 2003, noninterest income increased 22% to $111 million compared with $91.0 million for the same period a year earlier.

Noninterest expense of $57.6 million improved to 2.2% of average managed contracts for the third quarter of 2003 compared with $52.7 million or 2.3% for the same period a year ago. For the nine months ended September 30, 2003, noninterest expense of $179 million improved to 2.4% compared with $161 million or 2.5% for the same period a year earlier.

Earnings Conference Call

WFS, along with its parent company Westcorp, will host a conference call for analysts and investors at 9:00 a.m. (PDT) on Wednesday, October 22, 2003. As part of this conference call, the Company’s management will discuss further the earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s Web site at http://www.wfsfinancial.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS, is one of the nation’s largest independent automobile finance companies. WFS specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS can be found at its Web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 18 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its Web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved asset quality trends and higher automobile origination growth and the Company’s shift towards a higher concentration of prime credit quality originations and automobile contracts.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved asset quality trends, automobile origination growth, improved credit loss experience or other operational improvements identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of October 21, 2003. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2003	2002	2003	2002

	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$251,477	$216,743	$750,577	$582,028
Other	2,220	3,542	7,484	7,555

TOTAL INTEREST INCOME	253,697	220,285	758,061	589,583
Interest expense:
Notes payable on automobile secured financing	85,830	84,140	272,678	225,491
Other	10,447	11,709	31,733	25,891

TOTAL INTEREST EXPENSE	96,277	95,849	304,411	251,382

NET INTEREST INCOME	157,420	124,436	453,650	338,201
Provision for credit losses	24,551	63,098	164,222	163,486

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	132,869	61,338	289,428	174,715
Noninterest income:
Automobile servicing	29,936	27,638	88,017	84,627
Gain on sale of contracts			18,725	18,725
Other	1,194	2,555	3,944	6,329

TOTAL NONINTEREST INCOME	49,855	30,193	110,686	90,956
Noninterest expense:
Salaries and employee benefits	36,052	31,038	111,508	95,282
Credit and collections	8,618	8,312	26,515	26,419
Data processing	4,037	4,182	12,822	12,612
Occupancy	3,364	3,180	10,040	9,569
Other	5,492	5,973	17,795	16,769

TOTAL NONINTEREST EXPENSE	57,563	52,685	178,680	160,651

INCOME BEFORE INCOME TAX	125,161	38,846	221,434	105,020
Income tax	49,610	15,505	87,683	40,963

NET INCOME	$75,551	$23,341	$133,751	$64,057

Earnings per common share:
Basic	$1.84	$0.57	$3.26	$1.62

Diluted	$1.84	$0.57	$3.26	$1.62

Weighted average number of common shares outstanding:
Basic	41,026,679	41,019,800	41,023,935	39,583,103

Diluted	41,076,405	41,065,805	41,069,573	39,632,361

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	September 30, 2003	December 31, 2002

	(Dollars in thousands)
ASSETS
Cash and due from banks	$767,575	$715,807
Restricted cash	186,319	71,763
Contracts receivable	8,355,094	7,975,503
Allowance for credit losses	(229,765)	(227,673)

Contracts receivable, net	8,125,329	7,747,830
Amounts due from trusts		101,473
Premises and equipment, net	28,618	32,084
Other	168,693	192,509

TOTAL ASSETS	$9,276,534	$8,861,466

LIABILITIES
Lines of credit – parent	$14,350	$62,048
		160,000
Notes payable on automobile secured financing	7,792,477	7,394,943
Notes payable – parent	400,820	408,010
Amounts held on behalf of trustee	199,920	298,863
Other	92,614	63,070

TOTAL LIABILITIES	8,500,181	8,226,934
SHAREHOLDERS’ EQUITY
Common stock (no par value; authorized 50,000,000 shares; Issued and outstanding 41,028,564 shares at September 30, 2003 and 41,020,033 shares at December 31, 2002)	338,254	338,186
Paid-in capital	5,372	5,372
Retained earnings	478,551	344,800
Accumulated other comprehensive loss, net of tax	(45,824)	(53,826)

TOTAL SHAREHOLDERS’ EQUITY	776,353	634,532

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,276,534	$8,861,466

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended September 30,

	2003			2002

	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$8,937,943	$251,477	11.16%	$7,050,231	$216,743	12.20%
Investment securities	818,003	2,220	1.08	780,734	3,542	1.80

Total interest earning assets	$9,755,946	253,697	10.32%	$7,830,965	220,285	11.16%
Interest bearing liabilities:
Lines of credit – parent	$50,488	265	2.08%	$70,551	525	2.95%
Notes payable – parent	401,374	9,937	9.90	441,819	10,834	9.81
Notes payable on automobile secured financing	8,220,400	85,830	4.18	6,318,116	84,140	5.32
Other	206,450	245	0.47	391,155	350	0.36

Total interest bearing liabilities	$8,878,712	96,277	4.34%	$7,221,641	95,849	5.31%

Net interest income and interest rate spread		$157,420	5.98%		$124,436	5.85%

Net yield on average interest earning assets			6.45%			6.36%

	For the Nine Months Ended September 30,

	2003			2002

	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$8,823,266	$750,577	11.37%	$6,246,900	$582,028	12.46%
Investment securities	807,703	7,484	1.24	544,448	7,555	1.86

Total interest earning assets	$9,630,969	758,061	10.52%	$6,791,348	589,583	11.61%
Interest bearing liabilities:
Lines of credit – parent	$50,471	868	2.30%	$125,441	2,579	2.75%
Notes payable – parent	403,664	29,963	9.90	308,517	22,444	9.70
Notes payable on automobile secured financing	8,333,795	272,678	4.36	5,533,389	225,491	5.42
Other	163,270	902	0.74	472,789	868	0.24

Total interest bearing liabilities	$8,951,200	304,411	4.53%	$6,440,136	251,382	5.20%

Net interest income and interest rate spread		$453,650	5.99%		$338,201	6.41%

Net yield on average interest earning assets			6.28%			6.64%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WFS FINANCIAL AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q3 2003	Q2 2003	Q1 2003	Q4 2002	Q3 2002
	(Dollars in thousands, except per share amounts and number of accounts)

Earnings:
Net interest income	$157,420	$154,410	$141,820	$132,736	$124,436
Provision for credit losses	24,551	66,876	72,795	85,607	63,098
Noninterest income	49,855	29,807	31,024	28,346	30,193
Noninterest expense	57,563	61,924	59,193	52,255	52,685

Income before taxes	125,161	55,417	40,856	23,220	38,846
Income taxes	49,610	21,832	16,241	5,189	15,505

Net income	$75,551	$33,585	$24,615	$18,031	$23,341

Equity:
Earning per share-basic	$1.84	$0.82	$0.60	$0.44	$0.57
Earning per share-diluted	1.84	0.82	0.60	0.44	0.57
Book value per share (period end) (1)	20.04	18.20	17.38	16.78	16.33
Stock price per share (period end)	37.03	33.35	19.39	20.91	20.74
Total equity to assets (1)	8.86%	7.29%	7.29%	7.77%	8.09%
Return on average equity (1)	38.45	18.37	14.10	10.69	14.19
Average shares outstanding – diluted	41,076,405	41,070,904	41,065,341	41,065,015	41,065,805

Loan Portfolio:
Automobile contracts purchased	$1,683,402	$1,586,616	$1,352,053	$1,211,016	$1,444,185
Automobile contracts managed (period end)	10,476,948	10,049,965	9,650,229	9,389,974	9,269,265
Number of accounts managed (period end)	818,125	796,688	775,090	757,269	751,654
Average automobile contracts managed	$10,284,067	$9,839,661	$9,533,314	$9,366,392	$9,102,663
Return on average automobile contracts (2)	2.94	1.37	1.03	0.77	1.03

Credit Quality:
Delinquency rate (30+ days)	2.70%	2.75%	2.41%	3.50%	3.43%
Reposessions to total contracts	0.11	0.09	0.11	0.18	0.11
Net chargeoffs (annualized)	2.58	2.33	2.86	3.34	2.73
Allowance to automobile contracts	2.75	2.78	2.75	2.85	2.63

Operations:
Total assets	$9,276,534	$10,234,651	$9,776,594	$8,861,466	$8,281,129
Noninterest expense to average contracts	2.24%	2.52%	2.48%	2.23%	2.32%

(1)	Excludes other comprehensive income.

(2)	Net income (annualized) divided by average automobile contracts managed.

WFS FINANCIAL INC AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
AT SEPTEMBER 30, 2003

Period (1)	1999-B	1999-C	2000-A	2000-B	2000-C(3)	2000-D	2001-A	2001-B(3)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3(3)

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.02%	0.03%	0.02%	0.04%	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%
3	0.11%	0.10%	0.10%	0.09%	0.13%	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%
4	0.26%	0.25%	0.20%	0.24%	0.27%	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%
5	0.47%	0.40%	0.36%	0.39%	0.46%	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%
6	0.66%	0.56%	0.55%	0.59%	0.65%	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%
7	0.87%	0.71%	0.71%	0.78%	0.81%	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%
8	1.00%	0.86%	0.91%	0.99%	0.93%	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%
9	1.13%	1.01%	1.10%	1.17%	1.07%	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%
10	1.24%	1.14%	1.27%	1.33%	1.24%	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%
11	1.35%	1.34%	1.45%	1.44%	1.41%	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%
12	1.44%	1.52%	1.58%	1.57%	1.62%	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%
13	1.58%	1.74%	1.73%	1.72%	1.86%	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%
14	1.74%	1.94%	1.85%	1.86%	2.04%	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%
15	1.85%	2.09%	2.00%	2.04%	2.25%	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%
16	2.03%	2.27%	2.15%	2.24%	2.45%	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%
17	2.16%	2.39%	2.37%	2.39%	2.68%	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%
18	2.30%	2.53%	2.52%	2.55%	2.88%	3.08%	2.73%	2.60%	2.59%	2.62%
19	2.42%	2.67%	2.67%	2.73%	3.08%	3.22%	2.93%	2.80%	2.78%	2.80%
20	2.50%	2.81%	2.83%	2.93%	3.23%	3.40%	3.11%	3.01%	2.95%
21	2.58%	2.92%	2.99%	3.12%	3.38%	3.59%	3.34%	3.19%	3.14%
22	2.67%	3.10%	3.16%	3.27%	3.54%	3.78%	3.54%	3.34%	3.29%
23	2.77%	3.28%	3.34%	3.38%	3.67%	3.96%	3.72%	3.49%	3.41%
24	2.87%	3.38%	3.49%	3.52%	3.83%	4.18%	3.92%	3.62%	3.57%
25	3.01%	3.55%	3.63%	3.63%	4.00%	4.41%	4.10%	3.75%	3.73%
26	3.14%	3.68%	3.75%	3.73%	4.16%	4.58%	4.23%	3.87%	3.88%
27	3.16%	3.84%	3.86%	3.84%	4.35%	4.79%	4.36%	4.00%
28	3.29%	3.98%	3.97%	3.97%	4.50%	4.96%	4.47%	4.15%
29	3.40%	4.14%	4.09%	4.11%	4.64%	5.08%	4.56%	4.28%
30	3.50%	4.19%	4.21%	4.26%	4.79%	5.22%	4.67%
31	3.61%	4.30%	4.33%	4.40%	4.92%	5.34%	4.81%
32	3.68%	4.38%	4.47%	4.50%	5.02%	5.44%	4.92%
33	3.74%	4.46%	4.59%	4.61%	5.12%	5.54%
34	3.81%	4.57%	4.68%	4.70%	5.22%	5.66%
35	3.87%	4.66%	4.79%	4.78%	5.29%	5.76%
36	3.91%	4.76%	4.86%	4.85%	5.38%
37	3.97%	4.84%	4.93%	4.94%	5.47%
38	4.03%	4.96%	5.01%	4.99%	5.53%
39	4.09%	5.03%	5.08%	5.05%
40	4.13%	5.13%	5.13%	5.12%
41	4.18%	5.20%	5.18%	5.18%
42	4.23%	5.24%	5.24%
43	4.28%	5.28%	5.29%
44	4.33%	5.34%
45	4.35%	5.38%
46	4.38%	5.42%
47	4.39%	5.44%
48	4.41%	5.46%
49	4.43%
50	4.44%
51	4.46%
Prime Mix (2)	70%	67%	68%	69%	68%	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%

(1)	Represents the number of months since the inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.

(3)	Represents loans sold to Westcorp in whole loan sales and subsequently securitized by Westcorp. WFS manages these contracts pursuant to an agreement with Westcorp and the securitization trust.